Exhibit 1.1

Regency Centers Corporation

Up to $500,000,000 of Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

May 17, 2017

[NAME]

[ADDRESS]

Ladies and Gentlemen:

Regency Centers Corporation, a Florida corporation (the “Company”), which is the general partner of Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with [•] (or its affiliates) (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and [•] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller”), as follows:

SECTION 1. Description of Shares. The Company has authorized and proposes to issue and sell, in the manner contemplated by this Agreement, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate sale price of up to $500,000,000 (the “Maximum Amount”), upon the terms and subject to the conditions contained herein. The issuance and sale of the Shares (as defined below) will be effected pursuant to the Registration Statement (as defined below) filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-217081) (the “Original Registration Statement”), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, which shelf registration statement became effective upon filing under Rule 462(e) of the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of the Original Registration Statement specifically relating to the Shares (the “Original Prospectus Supplement”). Except where the context otherwise requires, the “Registration Statement” refers to (i) initially, the Original Registration Statement and (ii) on and after the date on which the Shares may no longer be offered and sold pursuant to the Original Registration

Statement, the registration statement, if any, filed by the Company for the purpose of continuing the offering of the Shares following any such date (the “Replacement Registration Statement”), in each case, as amended when it became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”). The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, supplemented by the most recent prospectus supplement prepared by the Company specifically relating to the Shares, which shall initially be the Original Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by Agent outside of the United States.

Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein. The Forward Seller has been appointed by the Company and the Forward Purchaser as agent to sell the Forward Hedge Shares and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser or its affiliate and offered on behalf of the Company upon the terms and subject to the conditions contained herein. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Shares shall take place pursuant to this Agreement.

The Company and the Partnership have also entered into seven other separate equity distribution agreements (collectively, the “Separate Distribution Agreements”) dated as of even date herewith, with (1) [•], (2) [•], (3) [•], (4) [•], (5) [•], (6) [•] and (7) [•] (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, a “Separate Agent”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Separate Agents on the terms set forth in the applicable Separate Distribution Agreements. The Company and the Partnership may also in the future enter into additional equity distribution agreements (if any, the “Additional Distribution Agreements” and, together with the Separate Distribution Agreements, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, collectively in each such capacity, the “Additional Agents” and together with the Separate Agents, the “Alternative Agents”).

The aggregate offering price of the Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Forward” means the transaction resulting from each Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate sales price of the Forward Hedge Shares to be sold by the Forward Seller, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, the amount of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth in Exhibit D and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder. In such event, a Forward Purchaser shall mean a party who has entered into a separate Master Forward Confirmation with the Company.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder and in such event, a Forward Seller shall mean a party who is a sales agent for a Forward Purchaser.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice for such Issuance, which amount shall be the target aggregate sales price of the Issuance Shares to be sold by Agent, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form furnished (electronically or otherwise) to Agent for use in connection with the offering of the Shares.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“NYSE” means the New York Stock Exchange.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by Agent or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Trading Day” means any day which is a trading day on the NYSE.

“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.

SECTION 2. Placements. In reliance upon the representations, warranties and agreements herein contained, and subject to the terms and conditions set forth herein, the parties agree as follows:

(a) Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which (i) the conditions set forth in Section 9 hereof have been satisfied and (ii) with respect to any Forward, no event described in clause (x) or clause (y) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may issue (in the case of an Issuance) and sell or cause to be sold the Shares hereunder (each, a “Placement”), by the delivery of an email notice to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) containing the parameters in accordance with which it desires the Shares to be sold, which shall specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B, as such Exhibit B may be amended from time to time.

(b) If Agent or the Forward Seller and the Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, Agent or the Forward Seller and the Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to Agent or the Forward Seller and the Forward Purchaser, as applicable, issue to the Company a notice by email addressed to all of the individuals from the Company and Agent or the Forward Seller and the Forward Purchaser, as

applicable, set forth on Exhibit B) setting forth the terms that Agent or the Forward Seller and the Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Agent or the Forward Seller and the Forward Purchaser, as applicable, until the Company delivers to Agent or the Forward Seller and the Forward Purchaser, as applicable, an acceptance by email of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company or Agent’s or the Forward Seller’s and the Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by Agent or the Forward Seller and the Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) any party shall have suspended the sale of the Placement Shares in accordance with Section 4 below. It is expressly acknowledged and agreed that neither the Company nor Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Agent and either (i) Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (i) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, no Placement Notice may be delivered hereunder or under any Alternative Distribution Agreement if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract entered into between the Company and the Forward Purchaser or any Alternative Agent and no Placement Notice specifying that it relates to a “Forward” may be delivered if either

(x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period or (y) such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder and under any Alternative Distribution Agreements, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchaser and any Forward Contracts entered into between the Company and any Alternative Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d) Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Exhibit B, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Exhibit B.

SECTION 3. Sale of Shares.

(a) Subject to the provisions of Section 6(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Agent will provide written confirmation by email to all of the individuals from the Company set forth on Exhibit C (as such Exhibit C may be amended from time to time) no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the compensation payable by the Company to Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds (as defined in Section 6(b)) payable to the Company, with an itemization of the deductions made by Agent (as set forth in Section 6(b)) from the Gross Proceeds (as defined in Section 6(b)) (prior to deductions for transaction fees) that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to Agent, when Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth in Exhibit D. The amount of any commission, discount or other compensation to be paid by the Company to Agent, when Agent is acting as principal, in connection with the sale of the Issuance Shares shall be as separately agreed among the parties hereto at the time of any such sales.

(b) In addition, subject to the provisions of Section 6(d) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the Forward Purchaser will use commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email to all of the individuals from the Company set forth on Exhibit C (as such Exhibit C may be amended from time to time) and to the Forward Purchaser no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the corresponding Sales Price and the Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(c) No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 4 or the Forward Contract), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward, which number of days or months shall in no event be less than three months nor more than one year), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Threshold Number of Shares” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(d) Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(e) The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), any other method permitted by law, including but not limited to, privately negotiated transactions.

SECTION 4. Suspension of Sales. The Company, Agent or the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice or any Shares sold under any Alternative Distribution Agreement (and, in the case of any Forward Hedge Shares, the resulting Forward Contract). The Company agrees that no such notice shall be effective against Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time. Each of Agent, the Forward Seller and the Forward Purchaser agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time; provided that the failure by Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company and the Partnership. The Company and the Partnership jointly and severally represent and warrant to Agent, the Forward Seller and the Forward Purchaser as of the date hereof, as of each Bring-Down Date (as defined below), as of each Applicable Time, as of the date each Placement Notice is effective and as of each Settlement Date, and agrees with Agent, the Forward Seller and the Forward Purchaser, as follows:

(1) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement on March 31, 2017, (B) at the time of filing any Replacement Registration Statement that is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act (“Rule 405”), (C) at the time of the most recent amendment to the Original Registration Statement or any such Replacement Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (D) at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (E) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer,” as defined in Rule 405. The Original Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of any Registration Statement that is an automatic shelf registration statement. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(2) Registration Statement and Prospectuses. The Original Registration Statement became effective upon filing under Rule 462(e) under the Securities Act on March 31, 2017, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Securities Act. On and after the date on which the Shares may no longer be offered and sold pursuant to the Original Registration Statement, each Replacement Registration Statement filed by the Company either (1) is an “automatic effective registration statement” as defined under Rule 405 that has been filed with the Commission or (2) has otherwise become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to Agent and the Forward Seller pursuant to Rule 430B(f)(2) under the Securities Act, complied in all material respects with the requirements of the Securities Act. The Prospectus delivered to Agent and the Forward Seller for use in connection with the transactions contemplated by this Agreement and the Master Forward Confirmation was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(3) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective and at each deemed effective date with respect to Agent and the Forward Seller pursuant to Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus, as amended or supplemented, nor any one or more Issuer Free Writing Prospectuses when considered together with the Prospectus, as amended or supplemented, as of the date of the Original Prospectus Supplement, the date of the original prospectus supplement prepared with respect to the offering of the Shares under a Replacement Registration Statement, at each Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by Agent, the Forward Seller or the Forward Purchaser expressly for use therein.

(4) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein.

(5) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(6) Prior Written Communications. Any offer that is a written communication relating to the Shares made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(7) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and the Partnership and its subsidiaries, and have audited the Company’s internal control over financial reporting, are independent public accountants as required by the Securities Act and the Exchange Act.

(8) Financial Statements. The financial statements (including the related notes thereto) of each of the Company and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of each of the Company and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries and presents fairly the information shown thereby; any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus; and the interactive data in eXtensible Business Reporting Language furnished by the Company to the Commission has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(9) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries (including the Partnership) has sustained since the date of the latest financial statements included or incorporated by reference in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any of its subsidiaries (including the Partnership) (other than issuances of capital stock in connection with employee benefit plans, the exercise of options, the exchange of Partnership units and the payment of earn-outs pursuant to contractual commitments) or in the partners’ capital of the Partnership or any of its subsidiaries, any change in mortgage loans payable or long-term debt of the Company or any of its subsidiaries (including the Partnership) in excess of $40,000,000 or in the mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries or any material adverse change in excess of $40,000,000 (in any case, other than transactions that have occurred and have been reported in the Company’s Current Reports on Form 8-K or the repayment of maturing indebtedness or other obligations), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Partnership on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, partners’ capital or results of operations of the Company and its subsidiaries (including the Partnership), otherwise than as set forth or contemplated in the Registration Statement and the Prospectus (other than ordinary course dividends to be paid on the Company’s Common Stock and preferred stock); and neither the Company nor any of its subsidiaries (including the Partnership) has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole.

(10) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation”, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization; the Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(11) Capitalization. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus; except as set forth on Exhibit E, all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth on Exhibit E and for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Partnership has an authorized capitalization as set forth in the Prospectus, and all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable; and there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus.

(12) Power and Authority. Each of the Company and the Partnership has full right, power and authority to execute and deliver this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” and to perform its obligations hereunder and thereunder, as applicable; and all action required to be taken for the due and proper authorization, execution and delivery by each of them of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” and the consummation by each of them of the transactions contemplated hereby and thereby, as applicable, has been duly and validly taken.

(13) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Partnership. The Master Forward Confirmation has been duly authorized, executed and delivered by the Company. Any “Supplemental Confirmation” will be duly authorized, executed and delivered by the Company.

(14) Authorization of Shares. The Shares to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, in the case of any Forward, the Master Forward Confirmation and, when issued and delivered by the Company pursuant to this Agreement and, in the case of any Forward, the related Forward Contract, against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Shares is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement and, in the case of any Forward, the Master Forward Confirmation, is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement and, in the case of any Forward, the related Forward Contract, will pass valid title to the Shares being sold by the Company, free and clear of any lien, claim, encumbrance or defect in title. The certificates used by the Company to evidence the Common Stock are in valid and sufficient form.

(15) Description of Shares. The Common Stock and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(16) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation, Bylaws, Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound. The issue and sale of the Shares and the compliance by the Company and the Partnership with all of the provisions of the Shares, this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation and the consummation of the transactions herein and therein contemplated (including the Company’s issuance and sale of the Shares from time to time pursuant to this Agreement or the Alternative Distribution Agreements and the Master Forward Confirmation and “Supplemental Confirmation” under the Master Forward Confirmation, as applicable, and its use of the net proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries (including the Partnership) is a party or by which the Company or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Partnership) is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company, the Certificate of Limited Partnership or partnership agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries (including the Partnership) or any of their properties.

(17) Absence of Labor Dispute. No labor disturbance by or dispute with employees of the Company and its subsidiaries (including the Partnership) exists or, to the knowledge of the Company or the Partnership, is contemplated or threatened, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a material adverse effect on the current or future financial position, stockholders’ equity, partners’ capital or results of operations of the Company and its subsidiaries (including the Partnership) considered as one enterprise (“Material Adverse Effect”).

(18) Absence of Proceedings. Other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (including the Partnership) is a party or of which any property of the Company or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Company or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated in this Agreement, the Alternative Distribution Agreements, the Master Forward Confirmation and any “Supplemental Confirmation” under the Master Forward Confirmation; and, to the best of the Partnership’s knowledge and the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(19) Accuracy of Descriptions and Exhibits. The statements set forth in the Registration Statement and Prospectus under the captions “Description of the Securities that May Be Offered by Regency Centers Corporation”, insofar as they purport to constitute a summary of the terms of the Shares, and under the captions “Certain Material Federal Income Tax Considerations”, “Certain Provisions of Florida Law and of Our Articles of Incorporation and Bylaws” and “Plan of Distribution; Conflicts of Interest”, insofar as they purport to describe the laws and the documents referred to therein, are accurate and complete in all material respects.

(20) Possession of Intellectual Property. The Company and its subsidiaries (including the Partnership) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries (including the Partnership) have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(21) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and the Partnership of the transactions contemplated by this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation”, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by or through Agent or Forward Seller, as applicable.

(22) Possession of Licenses and Permits. The Company and its subsidiaries (including the Partnership) possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except for licenses, certificates, permits or authorizations which the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries (including the Partnership) has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(23) Title to Property. The Company and its subsidiaries (including the Partnership) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries (including the Partnership); and any real property and buildings held under lease by the Company and its subsidiaries (including the Partnership) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (including the Partnership).

(24) Investment Company Act. Neither the Partnership nor the Company is, and after giving effect to the offering and sale of the Shares, will be an “investment company”, or an entity “controlled” by an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(25) Environmental Laws. (i) The Company and its subsidiaries (including the Partnership) (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company and its subsidiaries (including the Partnership), except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company and its subsidiaries (including the Partnership) under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries (including the Partnership) are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries (including the Partnership), and (c) none of the Company and its subsidiaries (including the Partnership) anticipates material capital expenditures relating to any Environmental Laws.

(26) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company and its subsidiaries (including the Partnership) (or, to the knowledge of the Company and its subsidiaries (including the Partnership), any other entity (including any predecessor) for whose acts or omissions the Company and its subsidiaries (including the Partnership) is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company and its subsidiaries (including the Partnership), or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability of the Company and its subsidiaries (including the Partnership) under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(27) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, the Master Forward Confirmation or any “Supplemental Confirmation” or otherwise registered by the Company under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement, the Master Forward Confirmation or any “Supplemental Confirmation” or sold in connection with the sale of Shares pursuant to this Agreement, the Master Forward Confirmation or any “Supplemental Confirmation”, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation”.

(28) NYSE. The outstanding shares of Common Stock and the Shares to be sold by the Company hereunder and under the Master Forward Confirmation and any “Supplemental Confirmation” have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act; the Company is in material compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from the NYSE nor has the Company taken any action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting any such securities from the NYSE.

(29) Tax Returns. The Company and its subsidiaries (including the Partnership) have filed all foreign, federal, state and local tax returns that are required to be filed (taking into account any applicable extensions), except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to by paid by them and any assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and for which appropriate reserves have been included in the applicable financial statements and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(30) Real Estate Investment Trust. The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code (the “Code”), for each of the fiscal years from its inception through the most recently completed fiscal year, and the Company’s present and contemplated organization, ownership, method of operation, assets and income are such that the Company is in a position under present law to so qualify for the current fiscal year and in the future.

(31) Insurance. The Company and its subsidiaries (including the Partnership) have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries (including the Partnership) and their respective businesses; and neither the Company nor any of its subsidiaries (including the Partnership) has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(32) Accounting Controls and Disclosure Controls. The Company and its subsidiaries (including the Partnership) maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language furnished by the Company to the Commission has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s or the Partnership’s internal controls. The Company and its subsidiaries (including the Partnership) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and the Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company or the Partnership’s respective management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries (including the Partnership) have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(33) Compliance with the Sarbanes-Oxley Act. There is and has been no material failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(34) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares to be sold under this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” by Agent or the Forward Seller, as applicable, other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by Agent or the Forward Seller, as applicable.

(35) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(36) Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(37) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and neither the Company nor the Partnership is the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(38) Statistical, Demographic or Market-Related Data. Nothing has come to the attention of the Company or the Partnership that has caused the Company or the Partnership to believe that the statistical, demographic and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(39) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries (including the Partnership) nor, to the knowledge of the Company or the Partnership, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (including the Partnership) is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to pay or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries (including the Partnership) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(40) Money Laundering Laws. The operations of the Company and its subsidiaries (including the Partnership) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries (including the Partnership) with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(41) OFAC. Neither the Company nor any of its subsidiaries (including the Partnership) nor, to the knowledge of the Company or the Partnership, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(42) Extensions of Credit and Margin Requirements. None of the transactions contemplated by this Agreement, the Master Forward Confirmation or any “Supplemental Confirmation” (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

(43) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with Agent or Forward Seller, as applicable, and the Company does not intend to use any of the proceeds from the sale of the Shares to repay any debt owed to Agent or Forward Seller, as applicable, or any affiliate thereof.

(44) Statements and Financial Information. The statements and financial information (including the assumptions described therein) constituting forward-looking information included in the Prospectus or incorporated by reference therein from the Partnership’s and the Company’s most recent Annual Report on Form 10-K and any subsequent

Quarterly Reports on Form 10-Q (in each case under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) (collectively, the “Projections”) (i) are within the coverage of the safe harbor for forward-looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company and the Partnership with a reasonable basis and in good faith and reflect the Partnership’s and the Company’s good faith best estimate of the matters described therein, and (iii) have been prepared in all material respects in accordance with Item 10 of Regulation S-K under the Securities Act; the assumptions used in the preparation of the Projections are reasonable; and none of the Partnership, the Company or the Company’s subsidiaries are aware of any business, economic or industry developments materially inconsistent with the assumptions underlying the Projections.

(45) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement, the Master Forward Confirmation or any “Supplemental Confirmation” by the Company or the issuance or sale by the Company of the Shares to be sold by the Company under this Agreement, the Master Forward Confirmation or any “Supplemental Confirmation”.

(46) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries (including the Partnership), on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries (including the Partnership), on the other, that is required by the Securities Act to be described in the Prospectus and is not so described.

(47) ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries (including the Partnership); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries (including the Partnership); (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries (including the Partnership); (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries (including the Partnership). None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries (including the Partnership) in the current fiscal year of the Company and its subsidiaries (including the Partnership) compared to the amount of such contributions made in the Company and its subsidiaries’ (including the Partnership’s) most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ (including the Partnership’s) “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ (including the Partnership’s) most recently completed fiscal year.

(48) No Other Contracts. Neither the Company nor any of its subsidiaries (including the Partnership) is a party to any contract, agreement or understanding with any person (other than this Agreement, the Alternative Distribution Agreements, the Forward Master Confirmation or any “Supplemental Confirmation”) that would give rise to a valid claim against the Company or any of its subsidiaries (including the Partnership) or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(49) Proprietary Trading. The Company acknowledges and agrees that Agent or Forward Seller, as applicable, has informed the Company that Agent or Forward Seller, as applicable, may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Agent or Forward Seller, as applicable, in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by Agent or Forward Seller, as applicable, in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Agent or Forward Seller, as applicable, may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(50) No Prohibition on Dividends by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(b) Certificates. Any certificate signed by any officer of the Company and delivered to Agent, the Forward Seller and the Forward Purchaser, counsel for Agent or counsel for the Forward Seller and the Forward Purchaser shall be deemed a representation and warranty by the Company to Agent, the Forward Seller and the Forward Purchaser, as the case may be, as to the matters covered thereby.

SECTION 6. Sale and Delivery; Settlement.

(a) Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions of this Agreement, upon Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Agent will be successful in selling Issuance Shares, (ii) Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 6 and (iii) Agent shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Issuance Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”). On each Issuance Settlement Date, the Issuance Shares sold through Agent for settlement on such date shall be delivered by the Company to the applicable Agent against payment of (i) the Net Proceeds from the sale of such Issuance Shares or (ii) as mutually agreed between the Company and Agent, the Gross Proceeds from the sale of such Issuance Shares. The gross proceeds to the Company (the “Gross Proceeds”) shall be equal to the aggregate offering price received by Agent at which such Issuance Shares were sold, after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. The net proceeds to the Company (the “Net Proceeds”) shall be equal to Gross Proceeds less the Agent’s commission, discount or other compensation payable by the Company pursuant to Section 3 hereof and any other amounts due and payable by the Company to Agent hereunder pursuant to Section 8(a) hereof. In the event the Company and the Agent have mutually agreed to the delivery of Gross Proceeds at an Issuance Settlement Date, the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof and any other amounts due and payable by the Company to Agent hereunder pursuant to Section 8(a) hereof shall be set forth and invoiced in a periodic statement from Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(c) Delivery of Issuance Shares. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting Agent’s or its designee’s account (provided Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, will (i) hold Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Sale of Forward Hedge Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser and Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate sales price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or its affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser or its affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 6, and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 6. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(e) Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f) Denominations; Registration. The Shares shall be in such denominations and registered in such names as Agent or the Forward Seller, as applicable, may request in writing at least one full business day before the Settlement Date. The Company or the Forward Purchaser, as applicable, shall deliver the Shares, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless Agent or the Forward Seller, as applicable, shall otherwise instruct.

(g) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (i) together with the aggregate offering price of all Shares and Forward Hedge Shares sold under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement, or (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Board of Directors of the Company or a duly authorized committee thereof. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board of Directors of the Company and notified to Agent or the Forward Seller, as applicable, in writing.

(h) Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares or any other equity security of the Company shall only be effected by or through only one of Agent or the Forward Seller, as the case may be, or the respective Alternative Agents on any single given day, but in no event more than one, and the Company shall in no event request that Agent or the Forward Seller, as the case may be, and one or more of the Alternative Agents sell Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement, and (c) such limitation shall not apply, if prior to any such request to sell Shares, all Shares the Company has previously requested Agent, the Forward Seller or any Alternative Agents to sell have been sold.

(i) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and Agent, the Forward Seller and the Forward Purchaser, as the case may be, shall not be obligated to offer or sell any Shares, (i) during the 14 calendar days prior to the first date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 6(j) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and Agent, the Forward Seller or the Forward Purchaser, as the case may be, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(j) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) (with a copy to their respective counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Agent or the Forward Seller and the Forward Purchaser, as the case may be, and obtain the consent of Agent or the Forward Seller and the Forward Purchaser, as the case may be, to the filing thereof (such consent not to be unreasonably withheld), (ii) provide Agent or the Forward Seller and the Forward Purchaser, as the case may be, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p) and (r) hereof; respectively, (iii) afford Agent or the Forward Seller and the Forward Purchaser, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 6(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) other than as set forth in this Section 6(j), this Section 6(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(i), which shall have independent application.

SECTION 7. Covenants of the Company and the Partnership. The Company and the Partnership, jointly and severally, covenant with Agent, the Forward Seller and the Forward Purchaser as follows:

(a) Registration Statement/Prospectus Amendments; SEC Comment Letters. The Company will not file (i) any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, (ii) any Replacement Registration Statement (other than a shelf registration statement that registers the offering of securities in addition to the Shares and, with respect to which, a prospectus supplement specifically relating to the offering and sale of the Shares is prepared prior to the sale of any Shares pursuant to such Replacement Registration Statement (the “Replacement Prospectus Supplement”)) or (iii) a Replacement Prospectus Supplement, unless a copy thereof has been submitted to Agent, the Forward Seller and the Forward Purchaser within a reasonable period of time before the filing and Agent, the Forward Seller and the Forward Purchaser have not reasonably objected thereto (provided, however, that the failure of Agent, the Forward Seller or the Forward Purchaser to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will promptly notify Agent, the Forward Seller and the Forward Purchaser when any such filing has been made or become effective, as applicable, and furnish to Agent, the Forward Seller and the Forward Purchaser at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR. The Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)). The Company will notify Agent, the Forward Seller and the Forward Purchaser of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto (in each case, other than an amendment, supplement, comment letter or request relating solely to the issuance or offering of securities other than the Shares) (i) promptly after receipt if received after the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Shares is required by the Securities Act to be delivered in connection with a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) or (ii) in all other circumstances, prior to the delivery of the first Placement Notice following the Company’s receipt of such comment letter or request.

(b) Notice of Commission Stop Orders. The Company will advise Agent, the Forward Seller and the Forward Purchaser, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to Agent, the Forward Seller, the Forward Purchaser and their respective counsel (at the expense of the Company) copies of the Registration Statement (including exhibits thereto), the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Shares (including, without limitation, pursuant to Rule 172 under the Securities Act), in each case as soon as reasonably practicable and in such quantities and at such locations as Agent, the Forward Seller or the Forward Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Agent, the Forward Seller and the Forward Purchaser to the extent such document is available on EDGAR. The copies of the Registration Statement, the Prospectus, any amendments or supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, furnished to Agent, the Forward Seller and the Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time during any Selling Period or period in which a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of Shares (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Agent, the Forward Seller or the Forward Purchaser or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) if it shall be necessary, in the opinion of such counsel, at any such time, amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Agent or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Shares during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and will supply any supplemented Prospectus to Agent or the Forward Seller and the Forward Purchaser, as applicable, in such quantities as Agent or the Forward Seller and the Forward Purchaser, as

applicable, may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify Agent or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with Agent and the Forward Seller, to qualify Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Agent and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of Shares (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Agent or the Forward Seller, as applicable, the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares and the proceeds received under each Forward Contract in the manner set forth in the Prospectus under “Use of Proceeds.”

(h) Listing. During any Selling Period or period in which the Prospectus relating to the Shares is required by the Securities Act to be delivered in connection with a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Shares remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company will not, without giving Agent, the Forward Seller and the Forward Purchase at least two (2) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Common Stock to be offered and sold through Agent or the Alternative Placement Agents pursuant to this Agreement, the Alternative Distribution Agreements or any terms agreement, (ii) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (iii) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Stock upon exercise thereof, (iv) the issuance of securities, not to exceed 5% of the outstanding capital stock of the Company, in connection with an acquisition, merger, or sale or purchase of assets described in the Prospectus (including by incorporation by reference) or in connection with a non-material acquisition, merger, sale, or purchase of assets, or (v) the issuance of securities in connection with the conversion of limited partnership interests.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares, advise Agent or Forward Seller, as applicable, promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Agent or Forward Seller, as applicable, pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Agent or the Forward Seller and the Forward Purchaser, as applicable, or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Agent or the Forward Seller and the Forward Purchaser, as applicable, may reasonably request.

(n) Disclosure of Sales. The Company will disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of shares of Common Stock sold under this Agreement and any Alternative Distribution Agreement, the net proceeds to the Company from such sales and the compensation paid by the Company with respect to such sales.

(o) Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement (other than a prospectus supplement relating solely to an offering of securities other than the Shares) or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares (except as provided in the clauses below);

(ii) files an Annual Report on Form 10-K under the Exchange Act;

(iii) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv) files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by Agent, the Forward Seller or the Forward Purchaser (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) above and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit F, as promptly as possible and in no event later than three (3) Trading Days following any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Agent or the Forward Seller sells any Shares, the Company shall provide Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit F, dated the date such certificate is delivered. The date any such certificate is delivered is referred to herein as a “Bring-Down Date.”

(p) Opinions of Counsel for Company. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause to be furnished to Agent, the Forward Seller and the Forward Purchaser written opinions and to Agent and the Forward Seller a 10b-5 statement of Foley & Lardner LLP, counsel for the Company, dated the date that the opinions and 10b-5 statement are required to be delivered, in the forms attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions and 10b-5 statement for a Bring-Down Date, such counsel may furnish Agent, the Forward Seller and the Forward Purchaser with a letter to the effect that Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion and Agent and the Forward Seller may rely on a prior 10b-5 statement delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or 10b-5 statement shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(q) Opinion of Counsel for Agent. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion and Agent, the Forward Seller and the Forward Purchaser shall have received the 10b-5 statement of Sullivan & Cromwell LLP, counsel to Agent, dated the date that the opinion and 10b-5 statement is required to be delivered, in customary form and substance satisfactory to Agent, the Forward Seller and the Forward Purchaser, as applicable, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(r) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause its independent accountants to furnish Agent and the Forward Seller a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Agent and the Forward Seller, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(s) Additional Documents. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and on each Bring-Down Date, the Company shall cause to be furnished to counsel for Agent, the Forward Seller and the Forward Purchaser such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Agent, the Forward Seller and the Forward Purchaser and counsel for Agent, the Forward Seller and the Forward Purchaser.

(t) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Shares pursuant to this Agreement.

(u) Insurance. The Company and its subsidiaries (including the Partnership) shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(v) Compliance with Laws. The Company and each of its subsidiaries (including the Partnership) shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries (including the Partnership) shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(w) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(x) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereunder and the Prospectus.

(y) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Agent in its capacity as principal or agent hereunder or the Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than Agent or the Forward Seller in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Agent as principal or agent hereunder or by the Forward Seller as agent hereunder.

(z) Sarbanes-Oxley Act. The Company and its subsidiaries (including the Partnership) will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(aa) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties, and sales of Common Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties.

(bb) Real Estate Investment Trust Treatment. The Company will take all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a Real Estate Investment Trust under the Code for subsequent tax years that include any portion of the term of this Agreement.

(cc) Refusal to Purchase. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 5(a)(1) through 5(a)(5) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by Agent or the Forward Seller, as applicable, the right to refuse to purchase and pay for such Shares.

(dd) Proprietary Trading. The Company consents to Agent or Forward Seller, as applicable, trading in the Company’s Common Stock for its own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.

(ee) Reservation of Shares. The Company shall reserve and keep available at all time, free of pre-emptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and the Master Forward Confirmation (including with respect to each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation).

(ff) Maximum Amount. The Company will promptly notify Agent, the Forward Seller and the Forward Purchaser in writing when the Maximum Amount has been sold pursuant to this Agreement and the Alternative Distribution Agreements. Prior to receipt of such written notice, each of Agent, the Forward Seller and the Forward Purchaser shall be entitled to assume for all purposes under this Agreement that the Maximum Amount has not been sold pursuant to this Agreement and the Alternative Distribution Agreements.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Agent, Forward Seller and Forward Purchaser of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the Shares to Agent, the Forward Seller and the Forward Purchaser, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Shares to such parties, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification or exemption of the Shares under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for Agent, the Forward Seller and the Forward Purchaser in connection therewith, (vi) the preparation, printing and delivery to Agent, the Forward Seller and the Forward Purchaser of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Agent, the Forward Seller and the Forward Purchaser to investors, (vii) the preparation, printing and delivery to Agent, the Forward Seller and the Forward Purchaser of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the filing fees incident to, and reasonable fees and disbursements of counsel to Agent, the Forward Seller and the Forward Purchaser in connection with the review by FINRA of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and any filing to be made with the NYSE and FINRA, (xi) the disbursements of counsel for Agent, the Forward Seller and the Forward Purchaser in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) if Shares having an aggregate offering price of $25,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements collectively by the twelve-month (12-month) anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse Agent, the Forward Seller and the Forward Purchaser for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Agent, the Forward Seller and the Forward Purchaser, respectively, incurred in connection with the transactions contemplated by this Agreement (the “Agent Expenses”, and together with the similar expenses incurred by the Alternative Agents, the “Expenses”). The Expenses shall be divided among Agent and the Alternative Agents in amounts proportionate to the aggregate offering price of Shares sold by Agent under this Agreement and by the Alternative Agents under the Alternative Distribution Agreements, after taking into account the amount of Expenses actually paid by Agent and the Alternative Agents. The Agent Expenses shall be due and payable by the Company to Agent and Alternative Agents within five (5) business days of the Determination Date.

(b) Termination of Agreement. If this Agreement is terminated by Agent, Forward Seller or Forward Purchaser in accordance with the provisions of Section 9(b) or Section 13(a)(i) hereof, the Company shall, unless Shares having an aggregate offering price of $25,000,000 have been sold under this Agreement from the period beginning May 17, 2017 and ending immediately prior to termination, reimburse Agent, the Forward Seller and the Forward Purchaser for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for Agent, the Forward Seller and the Forward Purchaser.

SECTION 9. Conditions Precedent to the Obligations of Agent and the Forward Seller and the Forward Purchaser.

(a) The right of the Company to deliver a Placement Notice hereunder, the obligation of Agent and the Forward Seller, as applicable, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell Shares in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable)

and the obligation of the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow Forward Hedge Shares in connection with a Placement Notice (as amended by the corresponding Acceptance, if applicable) are subject to the continuing accuracy of the representations and warranties of the Company and the Partnership contained in this Agreement or certificates of any officer of the Company or any subsidiary of the Company (including the Partnership) delivered pursuant to the provisions hereof, the performance by the Company of its covenants and obligations hereunder, and the satisfaction, on the applicable Settlement Date, of each of the following conditions, except to the extent waived by Agent, the Forward Seller and the Forward Purchaser, in their sole discretion:

(1) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall remain effective and shall be available for the sale of all Shares contemplated to be issued by such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to such Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(2) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of the subsidiaries (including the Partnership) of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that results in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) No Misstatement or Material Omission. None of Agent, the Forward Seller or the Forward Purchaser shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Agent’s, the Forward Seller’s or the Forward Purchaser’s reasonable opinion is material, or omits to state a fact that in Agent’s, the Forward Seller’s or the Forward Purchaser’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading that has not previously been corrected or withdrawn.

(4) Material Changes. Except as disclosed in the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, partners’ capital or results of operations of the Company and its subsidiaries (including the Partnership) considered as one enterprise, whether or not arising in the ordinary course of business.

(5) Opinions of Counsel for Company. Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion and Agent and the Forward Seller shall have received the 10b-5 statement of Foley & Lardner LLP, counsel for the Company, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion and 10b-5 statement is required pursuant to Section 7(p).

(6) Opinion of Counsel for Agent. Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion and Agent and the Forward Seller shall have received the 10b-5 statement of Sullivan & Cromwell LLP, counsel to Agent, required to be delivered pursuant to Section 7(q) on or before the date on which the delivery of such opinion and 10b-5 statement is required pursuant to Section 7(q).

(7) Officer’s Certificate. Agent, the Forward Seller and the Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(8) Accountant’s Comfort Letter. Agent and the Forward Seller shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(9) Additional Documents. On or prior to each date on which the Company is required to deliver a certificate pursuant to Section 7(t), Agent, the Forward Seller and the Forward Purchaser and their respective counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Agent, the Forward Seller and the Forward Purchaser and their respective counsel.

(10) Approval of Listing. Such Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(11) FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(12) No Suspension. Trading in the Shares shall not be suspended on the NYSE.

(13) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(14) Maximum Amount. In no event may the Company issue a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, plus (ii) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement and the Alternative Distribution Agreements would exceed the Maximum Amount.

(b) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Agent, Forward Seller or Forward Purchaser by notice to the Company, and such termination shall be without liability of any party to any other party, except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each of Agent, the Forward Seller and the Forward Purchaser, each of their respective agents, officers, directors, employees, affiliates (as such term is defined in Rule 501(b) under the Securities Act) (each, an “Affiliate”), each of their respective selling agents and each person, if any, who controls Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an “Issuer Free Writing Prospectus,” or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement (including without limitation, by means of a consent to judgment) of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Agent, the Forward Seller or the Forward Purchase, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each of Agent, the Forward Seller and the Forward Purchaser agrees to indemnify and hold harmless the Company, its directors, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use therein, it being understood and agreed that no such information has been furnished by Agent, the Forward Seller or the Forward Purchaser for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by Agent or the Forward Seller, as applicable, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement, shall be deemed to be in the same respective proportions as (a) in the case of the Company, (x) the total net proceeds from the offering of the Issuance Shares for each Issuance under this Agreement (before deducting expenses) received by the Company, bear to the aggregate sales price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of Agent, the total commissions received by Agent, bear to the aggregate sales price of the Issuance Shares, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement, bear to the Gross Forward Amount.

The relative fault of the Company, on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, Agent, the Forward Seller and the Forward Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, (i) neither Agent nor the Forward Seller shall in any event be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages that Agent or the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the amount by which the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement exceeds the amount of any damages that Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the liability of any indemnifying party under this Section 11 be greater in amount than such person would have been obligated to pay by way of indemnification if the indemnification provided for in this Section 11 had been available under the circumstances.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Agent’s, the Forward Seller’s and the Forward Purchaser’s Affiliates and selling agents shall have the same rights to contribution as Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any subsidiary of the Company (including the Partnership) submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Agent, the Forward Seller or the Forward Purchaser or any of their affiliates or selling agents or any person controlling Agent, the Forward Seller or the Forward Purchaser, or by or on behalf of the Company, its officers or directors or any person controlling Company, (ii) delivery and acceptance of the Shares and payment therefor, (iii) the settlement of any Forward Contract or (iv) any termination of this Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

SECTION 13. Termination of Agreement.

(a) Termination; General. Each of Agent, the Forward Seller or the Forward Purchaser, as applicable, may terminate the right of the Company to effect any Issuances or Forwards under this Agreement, in its sole discretion, by notice to the Company, as hereinafter specified at any time if (i) in the judgment of Agent, there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) trading in the Shares has been suspended or limited by the Commission or the NYSE, or (iv) trading generally on the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (v) a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by Agent, the Forward Seller or the Forward Purchaser. Subject to Section 13(f) hereof, each of Agent, the Forward Seller or the Forward Purchaser, as applicable, shall have the right to terminate the right of the Company to effect any Issuances or Forwards under this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate on the date that the aggregate offering price of the Shares sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions, equals the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Agent, the Forward Seller, the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 13, 14, 20 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be sent to [•], with a copy to (which shall not constitute notice) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: [•]; notices to the Forward Seller shall be sent to [•], with a copy to (which shall not constitute notice) Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: [•] and with a copy to (which shall not constitute notice) Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: [•]; notices to the Forward Purchaser shall be sent to [•], with a copy to (which shall not constitute notice) Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: [•]; and notices to the Company shall be directed to it at One Independent Drive, Suite 114, Jacksonville, Florida 32202 Attention: Michael Mas (facsimile (904) 355-5477),with a copy to (which shall not constitute notice) Foley & Lardner, One Independent Drive, Suite 1300, Jacksonville, Florida 32202 , Attention: [•].

SECTION 15. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the sales price of the Shares to be sold pursuant to this Agreement will not be established by Agent, the Forward Seller or the Forward Purchaser, (b) the determination of the discounts and commissions to be paid pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, (c) in connection with any sale contemplated hereby and the process leading to any such transaction, each of Agent, the Forward Seller and the Forward Purchaser is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares and none of Agent, the Forward Seller or the Forward Purchaser is the fiduciary of the Company, or its stockholders, creditors, employees or any other party, (d) Agent, the Forward Seller and the Forward Purchaser have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any sale contemplated hereby or the process leading thereto (irrespective of whether Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company on other matters) and Agent, the Forward Seller and the Forward Purchaser do not have any obligation to the Company with respect to any sale contemplated hereby except the obligations expressly set forth in this Agreement, (e) Agent, the Forward Seller, the Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (f) Agent, the Forward Seller and the Forward Purchaser have not provided any legal, accounting, regulatory or tax advice with respect to any sale contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company on related or other matters). The Company agrees that it will not claim that Agent, the Forward Seller or the Forward Purchaser have rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 16. Research Analyst Independence. The Company acknowledges that Agent’s, Forward Seller’s and Forward Purchaser’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that Agent’s, Forward Seller’s and Forward Purchaser’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Agent, the Forward Seller or the Forward Purchaser with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to either of them by Agent’s, Forward Seller’s and Forward Purchaser’s investment banking divisions. The Company acknowledges that each of Agent, the Forward Seller and the Forward Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Agent, the Forward Seller and the Forward Purchaser with respect to the subject matter hereof.

SECTION 18. Parties. This Agreement shall inure to the benefit of and be binding upon each of Agent, the Forward Seller, the Forward Purchaser, the Company, the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Agent, the Forward Seller, the Forward Purchaser, the Company, the Partnership and their respective successors and the controlling persons and officers and directors referred to in Section 10 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Agent, the Forward Seller, the Forward Purchaser, the Company and the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from Agent or the Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 19. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 20. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 21. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Agent or the Forward Seller, as applicable, and Agent or the Forward Seller, as applicable, represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by Agent or the Forward Seller, as applicable, or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 22. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 23. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 25. Amendments and Waivers. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 27. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 28. Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow Agent to properly identify its clients.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Agent, the Forward Seller and the Forward Purchaser and the Company and the Partnership in accordance with its terms.

Very truly yours,

Regency Centers Corporation

By:
Name:
Title:

Regency Centers, L.P.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[•], as Agent

By:
Name:
Title:

[•], as Forward Seller

By:
Name:
Title:

[•], as Forward Purchaser

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

, 20

[Bank Name]

[Address]

Attention:     [•]

                      (facsimile number: [•])

Email:           [•]

Reference is made to the Equity Distribution Agreement among Regency Centers Corporation (the “Company”), Regency Centers, L.P., [•] (the “Forward Purchaser”) and [•] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), dated as of May [•], 2017 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”]1 [a “Forward”]2. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]3

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the Master Forward Confirmation]4 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

[1]	Insert for a Placement Notice that relates to an “Issuance.”
[2]	Insert for a Placement Notice that relates to a “Forward.”
[3]	Insert for a Placement Notice that relates to a “Forward.”
[4]	Insert for Placement Notice that relates to a “Forward.”

A-1

Number of Days in [Issuance]5 [Forward Hedge]6 Selling Period:

First Date of [Issuance]7 [Forward Hedge]8 Selling Period:

Maximum Number of Shares to be Sold:

[Issuance]9 [Forward Hedge]10 Amount: $

[Forward Hedge Selling Commission Rate: %

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$
Spread:
Initial Stock Loan Rate: basis points
Maximum Stock Loan Rate: basis points
Regular Dividend Amounts:
For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$	[	]
For any calendar quarter ending after [December 31, 20[ ]]:	$	[	] ][11]
[Term: [Days][Months]][12]:
Floor Price (Adjustable by Company during the [Issuance][13] [Forward Hedge][14] Selling Period, and in no event less than $1.00 per share): $ per share

[5]	Insert for a Placement Notice that relates to an “Issuance.”
[6]	Insert for a Placement Notice that relates to a “Forward.”
[7]	Insert for a Placement Notice that relates to an “Issuance.”
[8]	Insert for a Placement Notice that relates to a “Forward.”
[9]	Insert for a Placement Notice that relates to an “Issuance.”
[10]	Insert for a Placement Notice that relates to a “Forward.”
[11]	Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant quarter (or, if none, shall not exceed zero).
[12]	Insert for a Placement Notice that relates to a “Forward.”
[13]	Insert for a Placement Notice that relates to an “Issuance.”
[14]	Insert for a Placement Notice that relates to a “Forward.”

A-2

EXHIBIT B

COMPANY AND AGENT REPRESENTATIVES FOR NOTICE

Company Representatives for Notice:

Agent Representatives for Notice:

Forward Seller Representatives for Notice:

Forward Purchaser Representatives for Notice:

B-1

EXHIBIT C

COMPANY REPRESENTATIVES FOR TRADE CONFIRMATIONS

C-1

EXHIBIT D

COMPENSATION

Agent shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Issuance Shares pursuant to the terms of this Agreement.

Forward Seller shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Forward Hedge Shares pursuant to the terms of this Agreement.

D-1

EXHIBIT E

SUBSIDIARIES OF THE COMPANY

As of May 8, 2017

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership
Regency Centers, L.P.	Delaware	Regency Centers Corporation Outside Investors	General Partner Limited Partners	99.9% 0.1%

Columbia Cameron Village SPE, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	30% 70%

Columbia Cameron Village, LLC	Delaware	Columbia Cameron Village SPE, LLC	Member	100%

Columbia Regency Retail Partners, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20% 80%

Columbia Crossroads Commons, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Dulles, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Geneva Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Texas 3, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Sweetwater Plaza, LP	Delaware	Columbia Retail Texas 3, LLC Columbia Regency Retail Partners, LLC	General Partner Limited Partner	1% 99%

Columbia Retail Washington 1, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Cascade Plaza, LLC	Delaware	Columbia Retail Washington 1, LLC Columbia Regency Retail Partners, LLC	Managing Member Member	1% 99%

Columbia Julington Village, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Palm Valley Marketplace, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20% 80%

Columbia II Broadway Market, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Burnt Mills Shopping Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Cochran Commons, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Hollymead Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Hollymead, LLC	Delaware	Hollymead Town Center, LLC	Member	100%

Columbia II Johns Creek, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Lorton Station Marketplace Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Lorton Station Marketplace, LLC	Delaware	Columbia Lorton Station Marketplace Member, LLC	Member	100%

Columbia Lorton Station Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

[15]	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership
Columbia II Marina Shores, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Plantation Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Plantation Plaza, LLC	Delaware	Columbia Plantation Plaza Member, LLC	Member	100%

Columbia II Rockridge Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Retail Shorewood Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Shorewood Crossing Phase 2 Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Shorewood Crossing Phase 2, LLC	Delaware	Columbia Shorewood Crossing Phase 2 Member, LLC	Member	100%

Columbia Shorewood Crossing Phase 3, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Signal Hill Two, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Signal Hill, LLC	Delaware	Signal Hill Two, LLC	Member	100%

Columbia Speedway Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Speedway Plaza, LLC	Delaware	Columbia Speedway Plaza Member, LLC	Member	100%

Columbia Sutton Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Holding, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Island Crossing, LLC	Delaware	Columbia II Holding, LLC	Member	100%

Columbia II Raley’s Center, LLC	Delaware	Columbia II Holding, LLC	Member	100%

Columbia II Village Plaza, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

GRI-Regency, LLC	Delaware	Global Retail Investors, LLC Regency Centers, L.P.	Member Managing Member	60% 40%

GRI-Lake Grove, LLC	Delaware	GRI-Regency Lake Grove Member, LLC	Member	100%

GRI-Regency Lake Grove Member, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW PA-Mercer Square, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW PA-Newtown Square, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW PA-Warwick Plaza, LLC	Delaware	GRI-Regency, LLC	Member	100%

MCW-RC SC-Merchant’s, LLC (fka MCW-RC South Carolina, LLC)	Delaware	GRI-Regency, LLC	Member	100%

MCW-RC SC-Merchant’s Village Member, LLC	Delaware	MCW-RC SC-Merchant’s, LLC	Member	100%

MCW-RC SC-Merchant’s Village, LLC	Delaware	MCW-RC SC-Merchant’s Village Member, LLC	Member	100%

FW CA-Brea Marketplace Member, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW CA-Brea Marketplace, LLC	Delaware	FW CA-Brea Marketplace Member, LLC	Member	100%

U.S. Retail Partners Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%

U.S. Retail Partners Member, LLC	Delaware	GRI-Regency, LLC	Member	100%

U.S. Retail Partners, LLC	Delaware	U.S. Retail Partners Holding, LLC U.S. Retail Partners Member, LLC	Managing Member Member	1% 99%

FW CO-Arapahoe Village, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%

FW CO-Cherrywood Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%

FW MN-Rockford Road, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%

FW CO-Ralston Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%

FW MN-Colonial Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership
USRP I Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%

USRP I Member, LLC	Delaware	GRI-Regency, LLC	Member	100%

USRP I, LLC	Delaware	USRP I Holding, LLC USRP I Member, LLC	Managing Member Member	1% 99%

FW NJ-Plaza Square, LLC	Delaware	USRP I, LLC	Member	100%

FW VA-Greenbriar Town Center, LLC	Delaware	USRP I, LLC	Member	100%

FW VA-Festival at Manchester, LLC	Delaware	USRP I, LLC	Member	100%

FW-Reg II Holdings, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW CA-Auburn Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW WI-Whitnall Square, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Bay Hill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Five Points Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Mariposa Gardens Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Navajo Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Point Loma Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Rancho San Diego Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Silverado Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Snell & Branham Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Twin Oaks Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Ygnacio Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CT-Corbins Corner Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW DC-Spring Valley Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW IL-Riverside/Rivers Edge, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW IL-Riverview Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW IL-Stonebrook Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

USRP Willow East, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Ashburn Farm Village Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Centre Ridge Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Fox Mill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Kings Park Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Saratoga Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-The Village Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW WA-Aurora Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW WA-Eastgate Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW WA-Overlake Fashion Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

Parkville Shopping Center, LLC	Maryland	FW-Reg II Holdings, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership
FW-Reg II Holding Company Two, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW IL-McHenry Commons Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW CA-Granada Village, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW CA-Laguna Niguel Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW CA-Pleasant Hill Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW IL-Civic Center Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW IN-Willow Lake West, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW NJ-Westmont Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW NC-Shoppes of Kildaire, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW OR-Greenway Town Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

USRP LP, LLC	Delaware	GRI-Regency, LLC	Member	100%

USRP GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

US Retail Partners Limited Partnership	Delaware	USRP GP, LLC USRP LP, LLC	General Partner Limited Partner	1% 99%

FW MD Woodmoor Borrower, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%

FW VA-Willston Centre II, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%

FW Bowie Plaza GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Capitol Place 1 Investment Limited Partnership	Maryland	FW Bowie Plaza GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%

FW Woodholme GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Woodholme Properties Limited Partnership	Maryland	FW Woodholme GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%

FW Woodholme Borrower, LLC	Delaware	Woodholme Properties Limited Partnership	Member	100%

FW Southside Marketplace GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Southside Marketplace Limited Partnership	Maryland	FW Southside Marketplace GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%

FW Southside Marketplace Borrower, LLC	Delaware	Southside Marketplace Limited Partnership	Member	100%

FW Valley Centre GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Greenspring Associates Limited Partnership	Maryland	FW Valley Centre GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%

FW MD-Greenspring Borrower, LLC	Delaware	Greenspring Associates Limited Partnership	Member	100%

Eastern Shopping Centers I, LLC	Delaware	GRI-Regency, LLC	Member	100%

Cloppers Mill Village Center, LLC	Maryland	GRI-Regency, LLC Eastern Shopping Centers I, LLC	Member	100%

City Line Shopping Center Associates	Pennsylvania	US Retail Partners Limited Partnership City Line LP, LLC	General Partner Limited Partner	1% 99%

City Line LP, LLC	Delaware	USRP LP, LLC	Member	100%

FW Allenbeth GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Allenbeth Associates Limited Partnership	Maryland	FW Allenbeth GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%

FW Weslyan GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership
FW TX-Weslyan Plaza, L.P.	Delaware	FW Weslyan GP, LLC GRI-Regency, LLC	General Partner Limited Partner	1% 99%

FW Woodway GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW TX-Woodway Collection, L.P.	Delaware	FW Woodway GP, LLC GRI-Regency, LLC	General Partner Limited Partner	1% 99%

FW Gayton Crossing Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW VA-Gayton Crossing Shopping Center, LLC	Delaware	FW Gayton Crossing Holding, LLC	Member	100%

MCW RC III Hilltop Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW RC III Hilltop Village, LLC	Delaware	MCW RC III Hilltop Village Member, LLC	Member	100%

MCW-RD Brentwood Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RD Bridgeton, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RD Dardenne Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RD Kirkwood Commons Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RD Kirkwood Commons, LLC	Delaware	MCW-RD Kirkwood Commons Member, LLC	Member	100%

RegCal, LLC	Delaware	California State Teachers Retirement System Regency Centers, L.P.	Member Managing Member	75% 25%

RegCal Holding, LLC	Delaware	RegCal, LLC	Member	100%

CAR Apple Valley Square Member, LLC	Delaware	RegCal, LLC	Member	100%

CAR Apple Valley Square, LLC	Delaware	CAR Apple Valley Square Member, LLC	Member	100%

CAR Apple Valley Land, LLC	Delaware	RegCal, LLC	Member	100%

CAR Braemar Village, LLC	Delaware	RegCal, LLC	Member	100%

CAR Calhoun Commons, LLC	Delaware	RegCal, LLC	Member	100%

CAR Corral Hollow, LLC	Delaware	RegCal Holding, LLC	Member	100%

Five Corners Plaza Member, LLC	Delaware	RegCal, LLC	Member	100%

CAR Five Corners Plaza, LLC	Delaware	Five Corners Plaza Member, LLC	Member	100%

CAR Providence Commons, LLC	Delaware	RegCal, LLC	Member	100%

CAR Shops at the Columbia, LLC	Delaware	RegCal, LLC	Member	100%

KF-REG Holding, LLC	Delaware	RegCal, LLC	Member	100%

KF-REG Associates, LLC	Delaware	KF-REG Holding, LLC	Member	100%

King Farm Center, LLC	Delaware	KF-REG Associates, LLC	Member	100%

US Regency Retail REIT I	Texas	US Southern Retail, LLC US Republic Core Fund, L.P. Regency Centers, L.P.	Common Stock Common Stock Common Stock	57.27% 23.53% 19.20%

US Regency Retail I, LLC	Delaware	US Regency Retail REIT I Regency Centers, L.P.	Member Managing Member	99% 1%

RC FL-King’s Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

RC FL-Anastasia, LLC (fka MCW-RC FL-Anastasia, LLC)	Delaware	Regency Centers, L.P.	Member	100%

RC FL-Shoppes at 104, LLC (fka MCW-RC FL-Shoppes at 104, LLC)	Delaware	Regency Centers, L.P.	Member	100%

RC GA-Howell Mill, LLC (fka MCW-RC GA-Howell Mill Village, LLC)	Delaware	Regency Centers, LLC	Member	100%

MCD-RC CA-Amerige, LLC	Delaware	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership
MCD-RC El Cerrito Holdings, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%

REG8 Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

REG8 Tassajara Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Plaza Hermosa, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Sequoia Station, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Mockingbird Commons, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Sterling Ridge, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Prestonbrook Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Wellington, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Berkshire Commons, LLC	Delaware	REG8 Member, LLC	Member	100%

FL-Corkscrew Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Corkscrew Village, LLC	Delaware	FL-Corkscrew Village Member, LLC	Member	100%

FL-Naples Walk Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Naples Walk Shopping Center, LLC	Delaware	FL-Naples Walk Shopping Center Member, LLC	Member	100%

FL-Northgate Square Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Northgate Square, LLC	Delaware	FL-Northgate Square Member, LLC	Member	100%

FL-Westchase Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Westchase Center, LLC	Delaware	FL-Westchase Center Member, LLC	Member	100%

19330 Hawthorne, LLC	Delaware	Regency Centers, L.P.	Member	100%

1C Tustin Legacy, LLC	Delaware	Regency Centers, L.P.	Member	100%

60617 Balboa Mesa, LLC	Delaware	Regency Centers, L.P.	Member	100%

4S Regency Partners, LLC	Delaware	Regency Centers, L.P. 4S Ranch Company 1700, L.P.	Member Member	85% 15%

Alba Village Phase II, LLC	Delaware	Regency Centers, L.P.	Member	100%

Alba Village Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Bartram Park Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	50% 50%

Belleview Square, LLC	Delaware	Regency Centers, L.P.	Member	100%

Belmont Chase, LLC	Delaware	Regency Centers, L.P.	Member	100%

Bridges Insurance Company	South Carolina	Regency Centers, L.P.	Shareholder	100%

Buckwalter Bluffton, LLC	Delaware	Regency Centers, L.P.	Member	100%

Caligo Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

CityLine-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%

Clayton Valley Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Clybourn Commons-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%

Colonnade Regency, L.P.	Delaware	Regency NC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%

Corvallis Market Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

CPGPI Regency Erwin, LLC	Delaware	Regency Centers, L.P. CPGPI Erwin Retail, LLC	Managing Member Member	55% 45%

Fairfax Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Fairhope, LLC	Delaware	Regency Centers, L.P.	Member	100%

Fellsway Associates Holdings Company, LLC	Delaware	Regency Centers, L.P. Charter Fellsway, LLC Charter Fellsway Group, LLC	Member Member Member	75% 24% 1%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership
Fellsway Associates, LLC	Delaware	Fellsway Associates Holdings Company, LLC	Member	100%

Fellsway Property, LLC	Delaware	Fellsway Associates Holdings Company, LLC	Member	100%

Fontainebleau Square, LLC	Delaware	Regency Centers, L.P.	Member	100%

Gateway 101, LLC	Delaware	Regency Centers, L.P.	Member	100%

Gateway Azco GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Gateway Azco LP, LLC	Delaware	Regency Centers, L.P.	Member	100%

AZCO Partners	Pennsylvania	Gateway Azco Partners GP, LLC Gateway Azco LP, LLC	General Partner Limited Partner	1% 99%

Glen Oak Glenview, LLC	Delaware	Regency Centers, L.P.	Member	100%

Grand Ridge Plaza I, LLC	Delaware	Regency Centers, L.P.	Member	100%

Grand Ridge Plaza II, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hibernia North, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hickory Creek Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hoadly Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Holly Park Property, LLC	Delaware	Regency Centers, L.P. Purser HP, LLC	Managing Member Member	99.273% .0727%

Hunters Lake Tampa, LLC	Delaware	Regency Centers, L.P. Harrison Bennett Properties, LLC	Managing Member Member	Interests Vary

Indian Springs at Woodlands, Ltd.	Texas	Indian Springs GP, LLC Regency Centers, L.P.	General Partner Limited Partner	0.1% 99.9%

Indian Springs GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Indio Jackson, LLC	Delaware	Regency Centers, L.P.	Member	100%

Kent Place Regency, LLC	Delaware	Regency Centers, L.P. Kent Place Investors, LLC	Managing Member Member	50% 50%

La Floresta Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Lee Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

The Marketplace at Briargate, LLC	Delaware	Regency Centers, L.P.	Member	100%

Murfreesboro North, LLC	Delaware	Regency Centers, L.P.	Member	100%

NSHE Winnebago, LLC	Arizona	Regency Centers, L.P.	Member	100%

NTC-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%

New Smyrna Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Northlake Village Shopping Center, LLC	Florida	Regency Centers, L.P.	Member	100%

Oakshade Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Ocala Corners, LLC	Delaware	Regency Centers, L.P.	Member	100%

Otay Mesa Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

Parmer Tech Ridge, LLC	Delaware	Regency Centers, L.P.	Member	100%

Phillips Place Partners, LLC	North Carolina	Regency Centers, L.P. John Harris Phillips Place Management Company	Member Member Member	50% 49% 1%

Regency Centers Acquisitions, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Centers Advisors, LLC	Florida	Regency Centers, L.P.	Member	100%

Red Bank Village, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Blue Ash, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Marinita-LaQuinta, LLC	Delaware	Regency Centers, L.P. Marinita Development Co.	Managing Member Member	Interests Vary

Regency NC GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership
Regency-Kleban Properties, LLC	Delaware

Regency Centers, L.P.

Brick Walk Associates, LLC

Pine Tree Ventures, LLC

Bright Star, LLC

1261 Post Road Associates, LLC

Kleban Holding Company, LLC

Kleban Holding Company II, LLC

Kleban Fairfield, LLC

Alida Kleban Holding Company, LLC

Sun Realty Associates, LLC

Kleban Development Company

FBW, LLC

			Member Member Member Member Member Member Member Member Member Member Member Member	80.0000% 5.1676% 1.1789% 0.9871% 1.3768% 2.6451% 0.7769% 1.1790% 0.8306% 3.9009% 0.4598% 1.4973%

R-K Brick Walk I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Brick Walk II, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Brick Walk III, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Brick Walk IV, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Brick Walk V, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Fairfield I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Fairfield IV, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Fairfield V, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Black Rock I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Black Rock II, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

R-K Black Rock III, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%

Regency Petaluma, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Remediation, LLC	Florida	Regency Centers, L.P.	Member	100%

Regency Village at Dublin, LLC	Delaware	Regency Centers, L.P.	Member	100%

Sandy Springs Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

SEPR Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Shops at Saugus, LLC	Delaware	Regency Centers, L.P.	Member	100%

Shops at Mira Vista Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Shoppes on Riverside Jax, LLC	Delaware	Regency Centers, L.P.	Member	100%

Signature Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%

Southpark Cinco Ranch, LLC	Delaware	Regency Centers, L.P.	Member	100%

Spring Hill Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

T&R New Albany Development Company, LLC	Ohio	Regency Centers, L.P. Topvalco	Managing Member Member	50% 50%

Tinwood, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	50% 50%

Tinwood-Pebblebrooke, LLC	Delaware	Tinwood, LLC	Member	100%

Twin City Plaza Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

Twin City Plaza, LLC	Delaware	Twin City Plaza Member, LLC	Member	100%

UC Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Uncommon, LLC	Delaware	Regency Centers, L.P.	Member	100%

Uptown Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

Uptown District Regency, LLC	Delaware	Uptown Member, LLC	Member	100%

WFC-Purnell, L.P.	Delaware	Regency NC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%

Willow Festival Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Willow Oaks Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Realty Group, Inc.	Florida	Regency Centers, L.P.	Common Stock	100%

1488-2978 SC GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

1488-2978 SC, L.P.	Texas	1488-2978 SC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%

Bordeaux Development, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Centerplace of Greeley III, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Culpeper Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership

East San Marco, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Edmunson Orange Corp.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%

Kulpsville Village Center LP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Kulpsville Village Center, L.P.	Delaware	RRG Pennsylvania GP, Inc. Kulpsville Village Center LP, LLC	General Partner Limited Partner	1% 99%

Lake Grove Commons Solar, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth Partner, LP	Delaware	Regency Realty Group, Inc. Lower Nazareth LP Holding, LLC	Limited Partner General Partner	100% 0%

Lower Nazareth GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth Commons, LP	Delaware	Lower Nazareth GP, LLC Lower Nazareth Partner, LP	General Partner Limited Partner	.5% 99.5%

NorthGate Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Paso Golden Hill, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

RB Airport Crossing, LLC	Delaware	Regency Realty Group, Inc. Airport 6, LLC	Managing Member Member	88% 12%

RB Augusta, LLC	Delaware	Regency Realty Group, Inc. P-6, LLC	Managing Member Member	96% 4%

RB Schererville Crossings, LLC	Delaware	Regency Realty Group, Inc. WH41, LLC	Managing Member Member	Interests Vary

RB Schererville 101, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 102, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 103, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 104, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 105, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 106, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 107, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

Schererville GRG, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

LQR1, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

Baronhawks, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

RRG Mineral Holdings, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

RRG Net, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Regency Solar, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Seminole Shoppes, LLC	Delaware	Regency Centers, L.P.	Member	100%

Shops at Highland Village GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Shops at Highland Village Development, Ltd.	Delaware	Shops at Highland Village GP, LLC Shops at Highland Village Development, Ltd.	General Partner Limited Partner	1% 99%

Shops at Quail Creek, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Slausen Central, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Stonewall Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

RRG Pennsylvania GP, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%

US Regency Hasley Canyon Village, LLC	Delaware	US Regency Retail I, LLC	Member	100%

US Regency Blossom Valley, LLC	Delaware	US Regency Retail I, LLC	Member	100%

US Regency Alden Bridge, LLC	Delaware	US Regency Retail I, LLC	Member	100%

US Regency Bethany Park Place, LLC	Delaware	US Regency Retail I, LLC	Member	100%

US Regency Shiloh Springs, LLC	Delaware	US Regency Retail I, LLC	Member	100%

US Regency Willa Springs, LLC	Delaware	US Regency Retail I, LLC	Member	100%

US Regency Dunwoody Hall, LLC	Delaware	US Regency Retail I, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership

US Regency Maynard Crossing, LLC	Delaware	US Regency Retail I, LLC	Member	100%

Clarendon Regency I, LLC	Delaware	Regency Centers, L.P.	Member	100%

Fort Worth Leasing and Management, LLC	Texas	Regency Centers, L.P.	Member	100%

Mellody Farm, LLC	Delaware	Regency Centers, L.P.	Member	100%

REG/AVB Market Commons, LLC	Delaware	Regency Centers Acquisition, LLC Avalon Arlington Acquisition, LLC	Member	70.37% 29.63%

Springwoods Village Stuebner/Regency, LLC	Delaware	Regency Centers, L.P. Spring RRC I, LLC	Member	53% 47%

Spring Stuebner RRC I Inc. (took ownership 3/4/16)	Delaware	Springwoods Village Stuebner/Regency, LLC	Member	100%

Culver Public Market, LLC	Delaware	Regency Centers, L.P.	Member	100%

Clarendon Regency II, LLC	Delaware	Regency Centers, L.P.	Member	100%

Clarendon Regency III, LLC	Delaware	Regency Centers, L.P.	Member	100%

Clarendon Regency IV, LLC	Delaware	Regency Centers, L.P.	Member	100%

Clarendon Regency V, LLC	Delaware	Regency Centers, L.P.	Member	100%

2C Tustin Legacy, LLC	Delaware	Regency Centers, L.P.	Member	100%

Market Common Apartment Retail, LLC	Delaware	REG/AVB Market Commons, LLC	Member	100%

Ocala Retail Partners II, LLC	Delaware	Regency Centers, L.P. Publix	Member	50% 50%

Klahanie Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Commonwealth Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Bridgewater Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Midtown East Regency-ITB, LLC	Delaware	Regency Centers, L.P. I.T.B. Holdings, L.L.C.	Member	50% 50%

The Village at Riverstone, LLC	Delaware	Regency Centers, L.P.	Member	100%

Columbia II Plaza Venezia, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Chimney Rock LQR, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

FV Commons, LLC	Delaware	Regency Centers, L.P.	Member	100%

Garden City Park, LLC	Delaware	Regency Centers, L.P.	Member	100%

Glenview-Reg, LLC	Delaware	Regency Centers, L.P.	Member	100%

Loveland Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Middle Creek Commons, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Pinecrest Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Lending, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Regency Opitz, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Springing Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

State Street Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Regency Goodwyn, LLC	Delaware	Regency Centers, L.P. Richmond Shopping Center, Inc. and Goodwyn Bros. General Partnership	Managing Member Member	60% 40%

Regency Protective Trust, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Regency Grand Parkway/290 Retail, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Company, LP	General Partner Limited Partner	50% 50%

Indigo Square Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

5510-5520 Broadway, LLC	Delaware	Regency Centers, L.P.	Member	100%

Equity Asset Investor (Talega) LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One (Bridgemill) LLC	Georgia	Regency Centers, L.P.	Member	100%

Equity One (Copps Hill) LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One (Florida Portfolio) LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One (Louisiana Portfolio) LLC	Florida	Louisiana Holding LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership

Equity One (Northeast Portfolio) LLC	Massachusetts	Regency Centers, L.P.	Member	100%

Equity One (San Carlos) LLC	Delaware	Equity One (West Coast Portfolio) LLC	Member	100%

Equity One (Sheridan Plaza) LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One (Southeast Portfolio) LLC	Georgia	Regency Centers, L.P.	Member	100%

Equity One (Summerlin) LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One (Westbury Plaza) LLC	Delaware	Regency Centers, L.P.	Member	100%

Equity One (West Coast Portfolio) LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One (Westport) LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One (Westport Village Center) LLC	Delaware	Regency Centers, L.P.	Member	100%

Equity One Capital Management LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One Realty & Management FL, LLC	Florida	Regency Centers, L.P.	Member	100%

Equity One Realty & Management NE, LLC	Massachusetts	Regency Centers, L.P.	Member	100%

Equity One Realty & Management SE, LLC	Georgia	Regency Centers, L.P.	Member	100%

EQY Portfolio Investor (DRA) LLC	Florida	Regency Centers, L.P.	Member	100%

EQY Portfolio Investor (Empire) LLC	Florida	Regency Centers, L.P.	Member	100%

EQY Portfolio Investor (GRI) LLC	Florida	Regency Centers, L.P.	Member	100%

GRI-EQY (Concord) LLC	Delaware	EQY Portfolio Investor (GRI) LLC	Member	100%

Harvard Collection LLC	Delaware	Regency Centers, L.P.	Member	100%

IRT Management LLC	Georgia	Regency Centers, L.P.	Member	100%

IRT Partners, L.P.	Georgia	Regency Centers, L.P. IRT Management LLC	General Partner Limited Partner	1% 99%

Skylake Protection & Indemnity, Inc.	New York	Regency Centers, L.P.	Common Stock	100%

Louisiana Holding LLC	Florida	Regency Centers, L.P.	Member	100%

Southbury Spirits Member, LLC	Connecticut	Regency Centers, L.P.	Member	100%

Southbury Spirits, LLC	Connecticut	Southbury Spirits Member, LLC	Member	100%

IRT Capital Corporation II	Georgia	Regency Centers, L.P.	Member	100%

DIM Vastgoed N.V.	Netherlands	Regency Centers, L.P.	Member	100%

EQY-CSC, LLC	Delaware	Regency Centers, L.P.	Member	100%

C&C (US) No. 1, Inc.	Delaware	Regency Centers. L.P. Outside Investors	Common Stock Preferred Stock	100% varies

C&C Delaware, Inc.	Delaware	C&C (US) No. 1, Inc.	Common Stock	100%

621 Colorado Associates, LLC	Delaware	C&C Delaware, Inc.	Member	100%

Equity One (Culver) LLC	Delaware	621 Colorado Associates, LLC	Member	100%

Equity One Realty & Management CA, Inc.	Delaware	C&C (US) No. 1, Inc.	Common Stock	100%

Equity One (Circle West) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%

Equity One (Compo Acres) LLC	Connecticut	Equity One Realty & Management CA, Inc.	Member	100%

Equity One (Darinor) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%

Equity One (Metropolitan) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%

Equity One (Post Road) LLC	Connecticut	Equity One Realty & Management CA, Inc.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[15]	% of Ownership

Equity One (Ralphs Circle) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%

Equity One (Vons Circle) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%

Marketplace Center, Inc.	California	Equity One Realty & Management CA, Inc.	Common Stock	100%

Daly City Serramonte Center, LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%

Serramonte Center Holding Co. LLC	Delaware	Daly City Serramonte Center, LLC	Member	100%

Willows Center Concord, Inc.	California	Equity One Realty & Management CA, Inc.	Common Stock	100%

Willows Center Concord, LLC	California	Willows Center Concord, Inc.	Member	100%

G.S. Associates Holding Corp.	Delaware	Equity One Realty & Management CA, Inc.	Common Stock	100%

G.S. Associates Joint Venture 326118	California	Equity One Realty & Management CA, Inc. G.S. Associates Holding Corp.	Partner Partner	99.9% 0.1%

Escuela Shopping Center, LLC	Delaware	G.S. Associates Joint Venture 326118	Member	100%

Equity One JV Portfolio LLC	Delaware	EQY Portfolio Investor (Empire) LLC New York Common Fund	Managing Member Member	30% 70%

Equity One JV Sub Riverfront Plaza LLC	Delaware	Equity One JV Portfolio LLC	Member	100%

Equity One (Country Walk) LLC	Delaware	Equity One JV Portfolio LLC	Member	100%

Equity One JV Sub CT Path LLC	Delaware	Equity One JV Portfolio LLC	Member	100%

Equity One JV Sub Veranda LLC	Delaware	Equity One JV Portfolio LLC	Member	100%

Equity One JV Sub Northborough LLC	Delaware	Equity One JV Portfolio LLC	Member	100%

Equity One JV Sub Grove LLC	Delaware	Equity One JV Portfolio LLC	Member	100%

G&I VI South Florida Portfolio LLC	Delaware	EQY Portfolio Investor (DRA) LLC G&I VI Investment South Florida Portfolio LLC	Managing Member Member	20% 80%

G&I VI South Florida Portfolio SPE LLC	Delaware	G&I VI South Florida Portfolio LLC	Member	100%

Sunlake-Equity One LLC	Delaware	Regency Centers, L.P.	Member	100%

Equity One (Sunlake) Inc.	Florida	IRT Capital Corporation II	Common Stock	100%

Sunlake-Equity Joint Venture	Florida	Equity One (Sunlake) Inc. IRT Capital Corporation II	Partner Partner	60% 40%

EQY Talega LLC	Delaware	Equity Asset Investor (Talega) LLC Regency Centers, L.P.	Member Managing Member	99% 1%

Talega Village Center JV, LLC	Delaware	EQY Talega LLC Regency Centers, L.P.	Member Managing Member	99% 1%

Talega Village Center, LLC	Delaware	Talega Village Center JV, LLC	Member	100%

EXHIBIT F

OFFICER’S CERTIFICATE

F-1

EXHIBIT G

OPINIONS OF COMPANY COUNSEL

G-1

EXHIBIT H

ISSUER FREE WRITING PROSPECTUS

None.

H-1